Exhibit 10.13

[GRAPHIC]	Bongard Shipbrokers S.A 1, Thisseos Street, Marousi 151 24, Athens, Greece. Tel:+30 210 8024-608, Fax:+30 210 8021 031, e-mail: sales@bongard.gr

October 4th, 2006
Star Maritime Acquisition Corp.
Aethrion Center, 40 Ag. Konstantinou Avenue
Maroussi, Athens 15124
Greece

Attention:	Akis Tsirigakis
Chief Executive Officer

        This letter confirms our understanding that Bongard Shipbrokers S.A. has been engaged to provide the services described herein to Star Maritime Acquisition Corp. (the "Company"), subject to the terms and conditions set forth below, in connection with the sourcing, developing contacts, acting in a representative capacity, making possible referrals for acquisition alternatives ("Targets") and analyzing, evaluating, financial modeling, such Targets for the Company. The Targets may include, companies, businesses or assets.

1.
For Bongard Shipbrokers S.A.'s services hereunder, the Company agrees to pay fees to Bongard Shipbrokers S.A. in cash the amount of USD 800,000 (say, eight hundred thousand) within 30(thirty) days following the closing of the Acquisition, on a success basis, meaning that in the case that no Acquisition occurs no such fee will become payable.

As used herein "Acquisition" means the acquisition of a majority of the common or voting stock of a target company or substantially all of its assets, or the acquisition of individual assets from one or more sellers whether by merger or otherwise for which Star Maritime Acquisition Corp. has entered into definitive agreement(s) for such Acquisition.

2.
The Company agrees that all advice given by Bongard Shipbrokers S.A. in connection with its engagement hereunder is for the benefit and use of the Company in considering its strategic situation and that no such advice shall be used for any other purpose or be disclosed, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Bongard Shipbrokers S.A. be made by or on behalf of the Company, in each case without Bongard Shipbrokers S.A.' prior written consent, which consent shall not be unreasonably withheld.

3.
The Company agrees that Bongard Shipbrokers S.A. has been retained to act solely as an advisor and or an agent and or a finder by the Company, and not as an advisor to or agent of or finder for any other person, and that the Company's retention of Bongard Shipbrokers S.A. is not intended to confer rights upon any person not a party hereto (including stockholders, employees or creditors of the Company) as against Bongard Shipbrokers S.A. or its affiliates, or their directors, officers, employees or agents. The Company further agrees that under no circumstances shall the execution of this letter agreement or any act of Bongard Shipbrokers S.A. hereunder commit or be deemed a commitment by Bongard Shipbrokers S.A. (or any affiliate) to provide or arrange any bank financing or other debt or equity financing for any transaction or to purchase any security in connection therewith. It is specifically understood that the Company's Board of Directors will not base its decisions regarding whether and how to pursue any acquisition solely on Bongard Shipbrokers S.A.'s referral, but will also consider the advice of the Company's legal, tax and other business advisors and such other factors which they consider appropriate. Bongard Shipbrokers S.A. as an independent contractor under this letter agreement, shall not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of Bongard Shipbrokers S.A.'s services hereunder, and any duties of Bongard Shipbrokers S.A. arising out of this letter agreement shall be owed solely to the Company. The rights and obligations the Company may have to Bongard Shipbrokers S.A. or its affiliates under any credit or other agreement are separate from the Company's rights and obligations under this letter agreement and will not be affected by Bongard Shipbrokers S.A.' services hereunder.

4.
Please be advised that Bongard Shipbrokers S.A. are (is) engaged in a broad range of broking and financial services. In the ordinary course of business, Bongard Shipbrokers S.A. or its affiliates (i) may at any time be acting as a broker or advisor for the accounts of other customers that may ultimately be involved in any possible strategic alternative and (ii) may at any time be acting as a broker or advisor to other companies that may ultimately be involved in a possible referral or a competing transaction.

5.
The Company and Bongard Shipbrokers S.A. agree to the provisions with respect to the Company's indemnity of Bongard Shipbrokers S.A. and other matters set forth herein.

  The Company agrees to indemnify Bongard Shipbrokers S.A. and its affiliates and their respective directors, officers, employees, agents and controlling persons (Bongard Shipbrokers S.A. and each such person being an "Indemnified Person") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Person may become subject as a result of Bongard Shipbrokers S.A.'s engagement or any matter contemplated by this Agreement, and will promptly reimburse any Indemnified Person for all expenses in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Person is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company (including in any settlement effected with the Company's consent, which shall not be unreasonably withheld). The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted directly and primarily from Bongard Shipbrokers S.A.'s willful misconduct or gross negligence.

  The provisions of this clause shall expressly survive any expiration, termination or completion of the engagement provided by this Agreement.

6.
Bongard Shipbrokers S.A.'s role hereunder may be terminated at any time by either Bongard Shipbrokers S.A. or the Company, upon 30 days notice, it being understood that upon termination, this letter agreement shall have no further force or effect, except that any termination of Bongard Shipbrokers S.A.'s engagement hereunder for any reason shall not affect the Company's obligations to pay to Bongard Shipbrokers S.A. fees accruing prior to such termination to the extent provided for herein, to provide indemnification and contribution as provided in Schedule I hereto, and to reimburse expenses as set forth herein and therein. In addition, provisions relating to the status of Bongard Shipbrokers S.A. as an independent contractor, the limitation on to whom Bongard Shipbrokers S.A. shall owe any duties, governing law, successors and assigns, and the waiver of the right to trial by jury shall survive any termination of this letter agreement.

7.
This letter agreement, Schedule I, any annexes or attachments hereto and any rights, duties or obligations hereunder may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of, and shall inure to the benefit of and be binding upon the successors, assigns and personal representatives of, each of the parties hereto.

8.
In case any provision of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement shall not in any way be affected or impaired thereby.

9.
This letter agreement and any claim or dispute of any kind or nature whatsoever arising out of, or relating to, this letter agreement or Bongard Shipbrokers S.A.'s engagement hereunder, directly or indirectly (including any claim concerning advice provided pursuant to this letter agreement), shall be governed by and construed in accordance with English law. Any rights to trial by jury with respect to any claim, action or proceeding, directly or indirectly, arising out of, or relating to, this letter agreement or Bongard Shipbrokers S.A.'s engagement hereunder are waived by Bongard Shipbrokers S.A. and the Company.

        We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.

Very truly yours,

BONGARD SHIPBROKERS S.A.

By:	/s/ ROLAND BONGARD Roland Bongard Title: Director

Accepted and agreed to
as of the date first written above:

STAR MARITIME ACQUISITION CORP.

By:	/s/ AKIS TSIRIGAKIS Akis Tsirigakis Chief Executive Officer